FORM OF CERTIFICATE FOR COMMON STOCK

[Front of Certificate]

COMMON STOCK	COMMON STOCK WITHOUT PAR VALUE
Number	Shares

THIS CERTIFICATE IS TRANSFERABLE IN RIDGEFIELD PARK, N.J. AND NEW YORK, N.Y.

ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA	CUSIP 845905 10 8 SEE REVERSE FOR CERTAIN DEFINITIONS

Sovereign Bancorp, Inc.

THIS CERTIFIES THAT                      IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Sovereign Bancorp, Inc. transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

                              MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY

CHAIRMAN

AUTHORIZED OFFICER	SECRETARY	PRESIDENT

[Corporate Seal]

[Back of Certificate]

Sovereign
Bancorp, Inc.

     The Corporation will furnish to any stockholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between shares of each series of preferred or special class of shares so far as the same have been fixed and determined, and the authority of the Board of Directors of the Corporation to fix and determine the relative rights and preferences of subsequent series of such preferred or special classes.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	___	as tenants in common	UNIF GIFT MIN ACT —	______	Custodian	______
TEN ENT	___	as tenants by the entireties		(Cust)		(Minor)
under Uniform Gifts to Minors
JT TEN	___	as joint tenants with right of survivorship and not as tenants in common	Act (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                      shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

SIGNATURE(S) GUARANTEED

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Sovereign Bancorp, Inc. is listed on the New York Stock Exchange (NYSE).

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Sovereign Bancorp, Inc. (the “Company”) and Mellon Investor Services LLC, as successor to The Chase Manhattan Bank, successor to Chemical Bank (the “Rights Agent”) dated as of September 19, 1989 as amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company or the Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.